Exhibit 99.1

Media Contact	Investor Contact
Greg Hudgison	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Reports Earnings for the Second Quarter of 2014

Diluted Earnings per Share of $0.32; $0.35 Excluding Restructuring Charges

Results driven by loan growth of 5.9%, increase in net interest income, and growth in fee income from core business

COLUMBUS, Ga., July 22, 2014 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2014.

Second Quarter Highlights

•	Net income available to common shareholders for the second quarter of 2014 was $44.3 million or $0.32 per diluted share.

•	Excluding restructuring charges of $7.7 million, net income available to common shareholders for the second quarter of 2014 was $49.0 million or $0.35 per diluted share, a 6.9% increase compared to $0.33[1] as reported for the first quarter of 2014.

•	Net income available to common shareholders for the first quarter of 2014 was $45.9 million, or $0.33[1] per diluted share. For the second quarter of 2013, net income available to common shareholders was $30.7 million, or $0.24[1] per diluted share.

•	The first quarter of 2014 results included restructuring charges of $8.6 million, a $5.8 million net gain from the Memphis transaction, and a $3.1 million gain on a branch property sale.

•	The second quarter of 2013 results included restructuring charges of $1.8 million.

•	Total revenues were $268.4 million for the second quarter of 2014. Excluding the impact of the first quarter of 2014 net gain from the Memphis transaction, the gain on the branch property sale, and investment securities gains, total revenues were up $8.0 million or 3.1% vs. the prior quarter.

•	Total loans grew $296.8 million sequentially or 5.9% annualized, driven by growth in C&I and retail loans.

•	Credit quality improved significantly with a 32.5% sequential quarter decline in non-performing loans. The NPL ratio declined to 1.27% at June 30, 2014 from 1.91% at March 31, 2014 and 2.47% a year ago.

•	All Tier 1 capital ratios continued to expand with the Tier 1 common equity ratio ending the quarter at 10.41%, up 17 basis points from the prior quarter.

[1]	Per share data for prior periods has been restated to reflect the 1-for-7 reverse stock split which was effective on May 16, 2014.

“We are pleased with our performance for the second quarter, which includes earnings per share of $0.35 excluding restructuring charges,” said Kessel D. Stelling, Synovus Chairman and CEO. “We reported solid loan growth of 5.9% annualized, with C&I and retail reporting 7.2% and 14.3% growth, respectively. The quarter also included increases in mortgage, bankcard, and brokerage fees; a 32% reduction in non-performing loans; and a two basis point increase in the net interest margin.”

Balance Sheet Fundamentals

•	Total loans ended the quarter at $20.46 billion, an $847.5 million or 4.3% increase from the second quarter of 2013.

•	Total loans grew $296.8 million or 5.9% annualized compared to the first quarter of 2014.

•	C&I loans grew by $181.8 million from the first quarter of 2014, or 7.2% annualized.

•	Commercial real estate loans declined by $14.5 million from the first quarter of 2014.

•	Retail loans grew by $130.0 million from the first quarter of 2014, or 14.3% annualized.

•	Total average deposits for the quarter were $20.86 billion, up $138.4 million from the previous quarter.

•	Average core deposits ended the quarter at $19.46 billion, down $27.9 million compared to the first quarter of 2014.

•	Average core deposits, excluding average time deposits, grew by $163.9 million compared to the previous quarter.

Core Performance

Adjusted pre-tax, pre-credit costs income was $98.9 million for the second quarter of 2014, an increase of $2.4 million from $96.5 million for the first quarter of 2014.

•	Net interest income was $205.1 million for the second quarter of 2014, up $4.5 million from $200.5 million in the previous quarter.

•	The net interest margin improved two basis points to 3.41% compared to 3.39% in the first quarter of 2014. The yield on earning assets was 3.86%, unchanged from the first quarter of 2014, and the effective cost of funds declined two basis points to 0.45%.

•	Total non-interest income was $63.4 million compared to $70.2 million for the first quarter of 2014.

•	The first quarter of 2014 non-interest income included a $5.8 million net gain from the Memphis transaction, a $3.1 million gain on a branch property sale, and $1.3 million in investment securities gains.

•	Mortgage banking income increased $1.8 million or 50.5% from the previous quarter.

•	Core banking fees[2] of $32.6 million were up $1.5 million or 4.7%, driven by higher bankcard fees.

•	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, increased $1.0 million or 5.3%.

[2]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

•	Total non-interest expense for the second quarter of 2014 was $182.2 million, down $2.0 million from the first quarter of 2014. Adjusted non-interest expense for the second quarter of 2014 was $169.5 million, up $2.4 million compared to $167.1 million for the first quarter of 2014 primarily due to planned increases in advertising expense.

•	Restructuring charges of $7.7 million relate to the planned closing of 13 branches across the five-state footprint during the fourth quarter of 2014.

Credit Quality

Broad-based improvement in credit quality continued.

•	Total credit costs were $16.9 million in the second quarter of 2014, down 4.1% from $17.6 million in the first quarter of 2014 and down 29.4% from $24.0 million in the second quarter of 2013.

•	Non-performing loan inflows were $34.3 million in the second quarter of 2014, down from $35.5 million in the first quarter of 2014 and $66.9 million in the second quarter of 2013.

•	Non-performing loans, excluding loans held for sale, were $259.5 million at June 30, 2014, down $124.8 million or 32.5% from the previous quarter, and down $223.9 million or 46.3% from the second quarter of 2013. The non-performing loan ratio was 1.27% at June 30, 2014, down from 1.91% at the end of the previous quarter and 2.47% at June 30, 2013.

•	Net charge-offs were $35.4 million in the second quarter of 2014, up $20.2 million from $15.2 million in the first quarter of 2014 due to the significant reduction in NPLs which had existing reserves. The annualized net charge-off ratio was 0.69% in the second quarter, up from 0.30% in the previous quarter and up from 0.61% in the second quarter of 2013.

Capital Ratios

Capital ratios remained strong.

•	Tier 1 Common Equity ratio was 10.41% at June 30, 2014, compared to 10.24% at March 31, 2014.

•	Tier 1 Capital ratio was 11.01% at June 30, 2014, compared to 10.85% at March 31, 2014.

•	Total Risk Based Capital ratio was 13.03% at June 30, 2014, compared to 13.31% at March 31, 2014.

•	Tier 1 Leverage ratio was 9.69% at June 30, 2014, compared to 9.46% at March 31, 2014.

•	Tangible Common Equity ratio was 10.91% at June 30, 2014, compared to 10.78% at March 31, 2014.

Stelling concluded, “We continue to successfully execute our plan for improving financial performance as evidenced by another quarter of solid operating results. Our activities are centered on enhancing the customer experience, emphasizing strong, local leadership as a key differentiator and a driver of our future success. We are better aligning our retail and commercial banking talent with customer needs and targeted market opportunities, and implementing new and enhanced technology that offers the added convenience customers now demand. Similar to our focus on growth in the large corporate, senior housing, and equipment financing space, we are positioning talent to serve the specific needs of middle market customers to increase our penetration in this high-opportunity segment. Additionally, we are expanding our team of retail brokerage financial consultants, mortgage originators, and trust professionals in markets with high-growth potential, and leveraging our existing Retail and Private Wealth Management teams to continue to increase market share and drive fee income growth throughout our banking franchise. We are energized about the opportunities ahead as we position Synovus as a banking leader for customers and communities across the Southeast.”

Second Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 22, 2014. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $27 billion in assets. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers through 28 locally branded divisions, 271 branches and 355 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average time deposits; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted net income per common share, diluted; adjusted pre-tax, pre-credit cost income; adjusted revenues; adjusted non-interest income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; total revenues; total non-interest income; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; total revenues; total non-interest income; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average time deposits; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted net income per common share, diluted; adjusted pre-tax, pre-credit cost income; adjusted revenues; adjusted non-interest income; and adjusted non-interest expense; and the reconciliation of these measures to substitutes total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; total revenues; total non-interest income; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	2Q14		1Q14	4Q13	3Q13	2Q13

Average Core Deposits
Average Core Deposits excluding Average Time Deposits
Average total deposits	$20,863,706		20,725,259	21,150,068	20,878,768	20,668,696
Subtract: Average brokered deposits	(1,401,167)		(1,234,848)	(1,194,426)	(1,333,293)	(1,333,976)

Average core deposits	19,462,539		19,490,411	19,955,642	19,545,475	19,334,720

Subtract: Average time deposits	(3,188,671)		(3,380,412)	(3,540,767)	(3,549,693)	(3,429,263)

Average core deposits excluding average time deposits	16,273,868		16,109,999	16,414,875	15,995,782	15,905,457

Tier 1 Common Equity Ratio
Total shareholders’ equity	$3,053,051		2,998,496	2,948,985	2,931,860	3,568,204

Add: Accumulated other comprehensive loss	13,716		30,463	41,258	29,514	33,060
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,678)		(1,883)	(3,415)	(3,783)	(4,156)
Subtract: Disallowed deferred tax asset	(547,786)		(579,537)	(618,516)	(647,828)	(674,996)
Other items	7,619		7,682	7,612	7,426	7,304

Tier 1 capital	2,500,491		2,430,790	2,351,493	2,292,758	2,904,985

Subtract: Qualifying trust preferred securities	(10,000)		(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,980)	(125,862)	(125,400)	—
Subtract: Series A Preferred Stock, no par value	—		—	—	—	(962,725)

Tier 1 common equity	2,364,511		2,294,810	2,215,631	2,157,358	1,932,260

Risk-weighted assets	22,705,988	(1)	22,404,099	22,312,655	21,735,363	21,542,287
Tier 1 common equity ratio	10.41	%(1)	10.24	9.93	9.93	8.97

Tangible Common Equity to Tangible Assets Ratio
Total assets	$26,627,290		26,435,426	26,201,604	26,218,360	26,563,174
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,678)		(1,883)	(3,415)	(3,783)	(4,156)

Tangible assets	26,601,181		26,409,112	26,173,758	26,190,146	26,534,587

Total shareholders’ equity	3,053,051		2,998,496	2,948,985	2,931,860	3,568,204
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,678)		(1,883)	(3,415)	(3,783)	(4,156)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,980)	(125,862)	(125,400)	—
Subtract: Series A Preferred Stock, no par value	—		—	—	—	(962,725)

Tangible common equity	2,900,962		2,846,202	2,795,277	2,778,246	2,576,892

Total shareholders’ equity to total assets ratio	11.47%		11.34	11.25	11.18	13.43

Tangible common equity to tangible assets ratio	10.91%		10.78	10.68	10.61	9.71

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	2Q14	1Q14	4Q13		3Q13	2Q13

Adjusted net income per common share, diluted
Net income available to common shareholders	$44,313
Add: Restructuring charges (after-tax)	4,714

Adjusted net income available to common shareholders	49,027
Weighted average common shares outstanding, diluted	139,567
Adjusted net income per common share, diluted	$0.35

Adjusted Pre-tax, Pre-credit Costs Income
Income before income taxes	$73,950	77,024	59,710		73,459	72,906
Add: Provision for losses on loans	12,284	9,511	14,064		6,761	13,077
Add: Other credit costs(2)	4,635	8,128	8,285		15,603	10,887
Add: Restructuring charges	7,716	8,577	3,770		687	1,758

Add: Litigation loss contingency expense	—	—	10,000	(3)	—	—
Subtract: Investment securities gains, net	—	(1,331)	(373)		(1,124)	(1,403)
Add: Visa indemnification charges	356	396	799		—	764
Subtract: Gain on sale of Memphis branches, net(4)	—	(5,789)	—		—	—

Adjusted pre-tax, pre-credit costs income	98,941	96,516	96,255		95,386	97,989

Adjusted Revenues
Total net interest income	$205,051	200,514	204,331		203,970	202,077
Total non-interest income	63,388	70,182	60,181		63,578	65,092
Subtract: Investment securities gains, net	—	(1,331)	(373)		(1,124)	(1,403)
Subtract: Gain on branch property sale	—	(3,116)	—		—	—
Subtract: Gain on sale of Memphis branches, net(4)	—	(5,789)	—		—	—

Adjusted revenues	268,439	260,460	264,139		266,424	265,766

Adjusted Non-interest Income
Total non-interest income	$63,388	$70,182	$60,181		$63,578	$65,092
Subtract: Investment securities gains, net	—	(1,331)	(373)		(1,124)	(1,403)
Subtract: Gain on sale of Memphis branches, net(4)	—	(5,789)	—		—	—

Adjusted non-interest income	63,388	63,062	59,808		62,454	63,689

Adjusted Non-interest Expense
Total non-interest expense	$182,205	$184,161	$190,738		$187,328	$181,186
Subtract: Other credit costs(2)	(4,635)	(8,128)	(8,285)		(15,603)	(10,887)
Subtract: Restructuring charges	(7,716)	(8,577)	(3,770)		(687)	(1,758)
Subtract: Visa indemnification charges	(356)	(396)	(799)		—	(764)
Subtract: Litigation loss contingency expense	—	—	(10,000	)(3)	—	—

Adjusted non-interest expense	169,498	167,060	167,884		171,038	167,777

(1)	Preliminary
(2)	Other credit costs consist primarily of foreclosed real estate expense, net.
(3)	Consists of loss contingency accruals with respect to outstanding legal matters. Amounts for other quarters are not disclosed separately as amounts are not material.
(4)	Consists of gain, net of associated costs, from the sale of certain loans, premises, deposits, and other assets and liabilities of the Memphis, Tennessee operations of Trust One Bank, a division of Synovus Bank.